UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2023, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Governance Committee, approved and adopted, effective immediately, the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”). The amendments to the Bylaws include: (a) modifications to the provisions relating to the availability of lists of stockholders entitled to vote at stockholder meetings in Article II, Section 2.6 to reflect recent amendments to the Delaware General Corporation Law (the “DGCL”); (b) revisions to Article II, Section 2.8 to require that any stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white; (c) revisions to Article II, Sections 2.15, 2.16 and 2.17 with respect to the notification and other requirements related to nominations of directors and solicitations of proxies, including requiring compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and requiring that stockholder nominees for director provide specified information and sit for interviews with the Board and its committees, if requested; (d) modifications to Article II, Section 2.18 to provide that abstentions and directions to withhold authority will not be considered votes cast in determining the outcome of any election of directors; (e) inclusion of a new Section 3.14 in Article III allowing the Board and committees of the Board to conduct business in the event of an emergency as permitted under the DGCL, and (f) other technical, ministerial, clarifying and conforming changes.

The foregoing summary of the amendments to the Company’s Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting on January 26, 2023.

(b) Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting:

Proposal No. 1: The stockholders voted for the election of the following directors to serve on the Board until the next Annual Meeting of Stockholders or until their successors are elected and qualified (or any such director’s earlier death, resignation or removal):

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Janice M. Babiak	622,276,609	9,080,379	1,592,400	111,155,434
Inderpal S. Bhandari	625,620,829	5,483,849	1,844,710	111,155,434
Rosalind G. Brewer	622,191,606	9,118,030	1,639,752	111,155,434
Ginger L. Graham	605,098,862	26,244,952	1,605,574	111,155,434
Bryan C. Hanson	621,865,913	9,450,283	1,633,192	111,155,434
Valerie B. Jarrett	610,461,150	21,018,256	1,469,982	111,155,434
John A. Lederer	614,689,631	16,624,470	1,635,287	111,155,434
Dominic P. Murphy	624,122,642	7,108,801	1,717,945	111,155,434
Stefano Pessina	613,517,812	17,700,774	1,730,802	111,155,434
Nancy M. Schlichting	592,861,750	38,355,706	1,731,932	111,155,434

Proposal No. 2: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as set forth in the proxy statement for the Annual Meeting, was approved. There were 555,423,218 votes for, 73,571,554 votes against, and 3,954,616 abstentions. There were 111,155,434 broker non-votes on this proposal.

Proposal No. 3: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023 was approved. There were 715,841,987 votes for, 26,216,090 votes against, and 2,046,745 abstentions.

Proposal No. 4: The stockholder proposal requesting report on public health costs due to tobacco product sales and the impact on overall market returns was not approved. There were 64,828,489 votes for, 562,332,664 votes against, and 5,788,235 abstentions. There were 111,155,434 broker non-votes on this proposal.

Proposal No. 5: The stockholder proposal requesting an independent board chairman was not approved. There were 214,178,740 votes for, 416,228,718 votes against, and 2,541,930 abstentions. There were 111,155,434 broker non-votes on this proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws of Walgreens Boots Alliance, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: January 31, 2023	By:	/s/ Joseph B. Amsbary Jr.
	Title:	Senior Vice President, Corporate Secretary